SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

EPIMMUNE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Epimmune Inc.

Filed by Epimmune Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

PRESS RELEASE

     On June 30th, 2005, Epimmune issued the following press release announcing that it would hold its 2005 annual meeting of stockholders on August 11, 2005 at Epimmune’s offices at 5820 Nancy Ridge Drive, San Diego, California, at 11:00 a.m. local time, and that the proposals for consideration and approval by Epimmune’s stockholders include the previously announced share exchange agreement and business combination with Immuno-Designed Molecules, S.A., or IDM, a société anonyme organized under the laws of France, and related transactions.

     We have entered into a share exchange agreement, as amended, with shareholders of IDM. Subject to the terms and conditions of the share exchange agreement, as amended, we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares and a warrant held in French retirement accounts, in exchange for shares of our common stock, and IDM will become our subsidiary.

EPIMMUNE STOCKHOLDERS TO VOTE ON PROPOSED IDM BUSINESS COMBINATION AT ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 11, 2005

     SAN DIEGO, June 30, 2005 – Epimmune Inc. (Nasdaq: EPMN) today announced that it would hold its 2005 annual meeting of stockholders on August 11, 2005 at Epimmune’s offices at 5820 Nancy Ridge Drive, San Diego, California, at 11:00 a.m. local time. The proposals for consideration and approval by Epimmune’s stockholders include the previously announced share exchange agreement and business combination with Immuno-Designed Molecules S.A. (IDM) and related transactions.

     Epimmune plans to begin mailing its Annual Report to Stockholders, amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005, and Proxy Statement containing information about the annual meeting, including the proposed business combination with IDM and other items for stockholder consideration, on or about July 8, 2005. Epimmune stockholders of record as of the close of business on June 21, 2005 are entitled to vote at the annual meeting.

     “We urge all of our stockholders to vote in favor of the proposals in the Proxy Statement, including the proposals related to the IDM business combination,” stated Dr. Emile Loria, President and Chief Executive Officer of Epimmune. “We believe that the IDM transaction will benefit our stockholders and both companies by creating a combined company with a broader, more mature product pipeline that should reduce the risk of individual drug candidates failing and reduce the time before the company begins to realize commercial revenues. Additionally, as we have previously indicated, once the IDM transaction is closed we expect to be in full compliance with NASDAQ listing requirements.”

About Epimmune Inc.

     EPIMMUNE INC., based in San Diego, is focused on the development of vaccines using multiple epitopes to specifically activate the body’s immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single vaccine candidate, the immune response can be both targeted and optimized for strength. Epimmune’s therapeutic vaccine candidates have been designed to treat disease by stimulating the body’s immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company’s prophylactic vaccine candidates have been designed to protect against disease by teaching the body’s immune system to react quickly

Epimmune Inc.

when exposed to infectious agents. Epimmune’s technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response without degrading product efficacy. For more information on Epimmune, visit www.epimmune.com.

Where You Can Find Additional Information About Epimmune’s Proposed Combination with IDM

     Epimmune has filed a proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Epimmune with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune’s Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     Epimmune and IDM and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Epimmune with respect to the proposed transaction between Epimmune and IDM. Information regarding Epimmune’s executive officers and directors is included in Epimmune’s Annual Report on Form 10-K/A for the year ended December 31, 2004. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the Proxy Statement related to the transaction filed with the SEC.

Forward-Looking Statements

     This press release includes forward-looking statements that reflect management’s current views of future events, including statements regarding the potential closing of the proposed transaction between Epimmune and IDM and the expected advantages of combining Epimmune and IDM. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, including, but not limited to, Epimmune not obtaining shareholder approval of the transaction, the increase in its authorized capital or the reverse split of Epimmune common stock; the possibility that Epimmune’s appeal will not be successful, NASDAQ will not approve the listing of the combined company’s shares for trading on the NASDAQ National Market or the combined company will not be able to meet the continued listing requirements after the closing of the transaction; that Epimmune will forego business opportunities while the transaction is pending; that prior to the closing of the proposed transaction the business of the Company, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Epimmune and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that Epimmune and IDM may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. Additional factors that may cause actual results to differ materially include risks regarding whether the company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the company, risks associated with completing clinical trials of product candidates, the risks involved in the regulatory approval process for the company’s product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products; whether the cash resources of the company will be sufficient to fund operations as planned, reliance on key employees, especially senior management; the uncertainty of the company’s future access to capital; the risk that the company may not secure or maintain relationships with collaborators, and the company’s dependence on intellectual property. These factors are more fully discussed in Epimmune’s Annual Report on Form 10-K/A for the year ended December 31, 2004, Proxy Statement concerning Epimmune’s proposed business combination with IDM filed with the SEC on June 23, 2005, and other periodic reports filed with the SEC. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.